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                                      8-K
                                  EXHIBIT 99.15
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                                 June 30, 1995

TM No. 2 Limited
c/o Ticketmaster-Southern California, Inc.
3701 Wilshire Boulevard
7th Floor
Los Angeles, California 90010

     Re:  Investment in Video Jukebox Network International Limited

To the Board of Directors:

     Reference is hereby made to those certain documents set forth below, each of which is dated as of June 30, 1995 (collectively, the "Transaction Documents"):

     1. Stock Purchase Agreement among TM No. 2 Limited ("Ticketmaster"), Video Jukebox Network, Inc. ("VJN") and Video Jukebox Network International Limited ("VJNIL"), together with the side letter agreement relating to the intellectual property representations and warranties contained therein;

     2. Administrative Services Agreement among Ticketmaster, VJNIL and VJN, together with (a) the Promissory Note of Ticketmaster issued in connection therewith, and (b) the side letter agreement relating to the intellectual property representations and warranties contained therein; and

     3. License Agreement between VJN, as licensor, and VJNIL, as licensee, together with the side letter agreement containing VJN's representations and warranties with respect to the License Agreement.

     Without regard to the representations and warranties of VJN and/or VJNIL relating to intellectual property set forth in any of the Transaction Documents, in the event that during the thirty (30) month period following the Closing (as defined in the Stock Purchase Agreement described above), VJNIL is prohibited or otherwise restricted from operating its business as it is conducted on the Closing Date (as defined in the Stock Purchase Agreement) as a result of any claim or demand by a third party that the intellectual property licensed to VJNIL by VJN pursuant to the License Agreement (described above) conflicts with, misappropriates, infringes or otherwise violates any intellectual property rights of such third party ("Intellectual Property Matters"), then VJN shall (i) make Ticketmaster whole with respect to, and to the extent of, amounts that Ticketmaster has theretofore paid or value that Ticketmaster has theretofore given to VJN and/or VJNIL as consideration for equity in VJNIL (whether pursuant to the Stock Purchase Agreement or the Administrative Services Agreement) (the "Make Whole Amount") and (ii) indemnify and hold Ticketmaster harmless from any liability that Ticketmaster may incur as a result of its status as an equity holder or administrative services provider with respect to VJNIL, which arises out of or is related to Intellectual Property Matters. In addition, VJN shall cause VJNIL to cancel and return to Ticketmaster the Promissory Note of Ticketmaster (as described above). Upon receipt in full of the amounts described in the foregoing clauses (i) and (ii), Ticketmaster shall
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TM No. 2 Limited
June 30, 1995
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transfer to VJN all of the 356 shares of capital stock of VJNIL acquired by
Ticketmaster pursuant to the Transaction Documents; provided, however, that in the event Ticketmaster is unable to transfer to VJN all of the 356 shares of capital stock of VJNIL, the Make Whole Amount required to be paid to Ticketmaster by VJN shall be proportionately reduced.

     This letter agreement has been entered into and executed by Ticketmaster and VJN subsequent to the execution of all of the Transaction Documents and is not superseded or preempted by any provision of the Transaction Documents. This letter agreement shall be a contract made under and governed by the internal laws of the State of Delaware, without regard to conflict of laws principles.

     If the foregoing accurately sets forth our understanding, please so signify by signing the acknowledgement below.

                                        VIDEO JUKEBOX NETWORK, INC.



                                   By:  /s/ Alan McGlade
                                        -----------------------------------
                                   Name: Alan McGlade
                                   Title: President & CEO


Accepted and Acknowledged:              TM NO. 2 LIMITED



                                   By:  /s/ Marc Bension
                                        ------------------------------------
                                   Name: Marc Bension
                                   Title: Director